UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2015

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

Host Hotels & Resorts, Inc. (“Host”) held its Annual Meeting of Stockholders on May 14, 2015. Stockholders were asked to vote on four proposals: the election of directors, the ratification of KPMG LLP as Host’s auditors for 2015, an advisory vote to approve executive compensation, and a non-binding stockholder proposal to allow stockholders to amend Host’s bylaws.

Proposal 1 – Election of Directors

Final votes regarding the election of nine directors for terms expiring at the 2016 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one year term.

	FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
Mary L. Baglivo	671,481,026	1,980,393	16,015,237
Sheila C. Bair	671,473,376	1,986,241	16,017,187
Terence C. Golden	667,728,501	5,749,074	15,999,225
Ann McLaughlin Korologos	665,300,117	8,156,847	16,019,444
Richard E. Marriott	666,475,032	7,007,675	15,993,106
John B. Morse, Jr.	667,313,902	6,141,066	16,021,836
Walter C. Rakowich	671,459,478	1,985,867	16,031,311
Gordon H. Smith	671,469,653	1,977,947	16,029,204
W. Edward Walter	668,442,694	5,015,085	16,019,025

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants

Final votes on the ratification of the appointment of KPMG LLP as independent auditors of Host to serve for the 2015 calendar year are set forth below. Accordingly, the appointment of KPMG LLP was ratified.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
686,169,456	2,741,692	565,034

Proposal 3 – Advisory Vote on Executive Compensation

The final non-binding, advisory votes to approve the compensation of Host’s named executive officers are set forth below.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
628,598,381	44,331,490	16,546,487

Proposal 4 – Stockholder Proposal

The final non-binding, advisory votes to approve the stockholder proposal regarding amendments to Host’s bylaws are set forth below.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
541,039,894	131,930,232	16,504,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: May 18, 2015	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller